Exhibit 10.31

Addendum To Indenture of July 31, 1997

Between

Brooke Credit Corporation and First National Bank and Trust

Now effective this 31st day of December, 2003, comes Brooke Credit Corporation, a corporation duly organized and existing under the laws of the State of Kansas (hereinafter called the “Company”), having its principal offices in Phillipsburg, Kansas and First National Bank and Trust, a national banking association, having its principal corporate office at 225 State Street, Phillipsburg, Kansas 67661, and authorized to accept and execute trusts (hereinafter referred to as “Trustee”) and do hereby, amend the Indenture Agreement dated July 31, 1997, pursuant to the authority contained in Article 12.02 of said agreement, as follows:

Pursuant to the authority of Article 12.02, the terms and provisions of such Indenture Agreement and all amendments thereto, are hereby amended as follows:

The terms and provisions of Indenture Agreement and all amendments thereto, are hereby amended to extend the maturity date for the series of bonds denominated Series 2000F from July 1, 2004 to July 1, 2006 with interest payable semi-annually on January 1st and July 1st of each year at the rate of 9.125% per annum until July 1, 2006. Such extension shall be at the sole option of each bondholder. Bondholders choosing not to extend the maturity of their bonds shall be paid the principal of their bonds on July 1, 2004. Bonds for which the maturity date has been extended from July 1, 2004 to July 1, 2006, shall be callable by the Company any time after July 1, 2004, but shall not be puttable by the holder.

IN WITNESS WHEREOF, Brooke Credit Corporation, the Company, has caused this Addendum to be signed by its President and its corporate seal to be affixed hereunto and attested by its Secretary, and First National Bank and Trust, Trustee, has caused this Addendum to be signed by its duly authorized officer and its corporate seal to be affixed hereunto and attested by its Secretary, all as of the day and year first above written.

Brooke Credit Corporation

By:	Michael Lowry
Its:	President

(Corporate Seal)

Attest:

James McKernan, Secretary

First National Bank and Trust

By:	Lloyd Culbertson
Its:	President

Attest:

, Secretary